UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OFS Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OFS CAPITAL CORPORATION

222 West Adams Street, Suite 1850

Chicago, Illinois 60606

(847) 734-2000

Shareholder Name

Address Line 1

Address Line 2

Address Line 3

EXTREMELY IMPORTANT

Commencing on May 28, 2026, OFS Capital Corporation made the following communications to certain of its stockholders.

Re: OFS Capital Corporation

Dear Stockholder:

We have been trying to get in touch with you regarding a very important matter pertaining to the shares you hold in OFS Capital Corporation (the “Company”). This matter relates to an important proposal which requires your response at the Company’s Special Meeting of Stockholders to be held on Wednesday, June 10, 2026 at 11:00 a.m., local time.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact D.F. King toll-free at (800) 967-4607 between 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Friday and between 10:00 a.m. and 6:00 p.m. Eastern time on Saturdays. At the time of the call, please reference the number listed below.

Thank you.

Sincerely yours,

Bilal Rashid

Chairman of the Board of Directors and Chief Executive Officer